 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2016

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 SUN HYDRAULICS CORPORATION
(Exact name of registrant as specified in its charter)

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Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)
 ____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, Sun Hydraulics Corporation (the “Company”) has accepted Allen J. Carlson’s resignation as the Company’s President and Chief Executive Officer effective as of the close of business on March 31, 2016. The Company and Mr. Carlson entered into a Transition Agreement (the “Transition Agreement”) on March 14, 2016, pursuant to which Mr. Carlson will provide transition services for a one year period, beginning April 1, 2016. For his services, Mr. Carlson will be paid monthly compensation of $43,000 and receive a lump sum payment of $16,706.26 in lieu of continuing health benefits. Mr. Carlson also will be granted 35,000 restricted shares of Company common stock, the restrictions of which will lapse on April 1, 2017, provided that Mr. Carlson has not breached the restrictive covenants set forth in the Transition Agreement.

Item 4.01.	Changes in Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors of the Company is responsible for selecting the Company’s independent auditors. Consistent with its philosophy that it is desirable to change auditors periodically, the Audit Committee requested proposals from accounting firms to serve as the Company’s independent auditors for 2016. After a review of the written proposals from and oral presentations by the firms, the Audit Committee selected Grant Thornton LLP and has entered into an agreement with Grant Thornton LLP to serve as the Company’s independent registered public accounting firm to audit the Registrant’s consolidated financial statements for the year ended December 31, 2016.
The Audit Committee dismissed Mayer Hoffman McCann P.C. (“MHM”) on March 14, 2016, as the Company’s independent registered public accounting firm.
MHM’s audit reports on the Company’s consolidated financial statements for the fiscal years ended January 2, 2016, and December 27, 2014, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two most recent fiscal years and the subsequent interim period through March 14, 2016 (date of dismissal), there were (i) no disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused MHM to make a reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for any such periods; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided MHM with a copy of the foregoing disclosures and requested that MHM furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements in the above paragraphs. MHM’s letter to the SEC stating whether it agrees with such statements is filed as Exhibit 16.1 hereto.

During the fiscal years ended January 2, 2016 and December 27, 2014, and through March 14, 2016, the date of Grant Thornton LLP’s selection as the Company’s new independent registered public accounting firm, neither the Company, nor anyone acting on its behalf, consulted Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company; or (ii) any matter that was the subject of a disagreement or a reportable event under Item 304(a)(1)(v) of Regulation S-K).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, following the resignation of Allen J. Carlson as President and Chief Executive Officer of the Company, effective at the close of business on March 31, 2016, Wolfgang H. Dangel has been appointed by the Board of Directors to serve as the Company’s President and Chief Executive Officer commencing on April 1, 2016.

Item 8.01.	Other Events.

On March 17, 2016, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing a $0.09 per share cash dividend on its common stock, payable on April 15, 2016, to shareholders of record as of March 31, 2016.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.
	10.1+	Transition Agreement dated March 14, 2016, between Sun Hydraulics Corporation and Allen J. Carlson.
	16.1	Letter from Mayer Hoffman McCann P.C. to the U.S. Securities and Exchange Commission dated March 15, 2016.
	99.1	Press Release dated March 17, 2016.
+ Executive management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: March 17, 2016

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